UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2021

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-35256 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

2055 Gateway Place, Suite 480 San Jose, CA (Address of Principal Executive Offices)	95110 (Zip Code)

408/986-4300
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	DSPG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Security Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 2, 2021, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of DSP Group, Inc. (the “Company”) approved a 2021 Performance-Based Bonus Plan for the Chief Executive Officer (Ofer Elyakim), Chief Financial Officer (Dror Levy) and Chief Business Officer (Tali Chen) of the Company (individually, a “Plan” and collectively, the “Plans”). Each of the Plans is effective as of January 1, 2021.

The following is a description of the Plans provided pursuant to Paragraph 10(iii) to Item 601 of Regulation S‑K, which requires a written description of a compensatory plan when there is no formal document containing the compensation information.

Pursuant to the Plans, the payment of bonuses is based upon the Company’s achievement of four separate components, three of which are based on business objectives and one is at the discretion of the Committee. Each component has a specified weighting, and each Plan has different targets. No bonus would be payable based on the achievement of the business objective components if the Company’s 2021 earnings before interest, taxes, depreciation and amortization (“EBITDA”) are less than a specified amount set forth in the Plans as determined by the Committee; provided the discretionary component remains at the Committee’s discretion.

The cap for the bonus payout under the Plan for the Chief Executive Officer is 2.0x of his annual base salary, the cap for the Chief Financial Officer is 1.4x of his annual base salary and the cap for the Chief Business Officer is 1.2x of her annual base salary.

Other than under the circumstances whereby there is a change of control transaction involving the Company, or termination of employment under specified circumstances as set forth in the employment agreement, payment of bonuses (if any) under the Plans is to be made in the following year. Any such bonuses would be paid in cash in a single lump sum, subject to payroll taxes and tax withholdings.

In the event of termination of employment of the Chief Executive Officer, Chief Financial Officer or Chief Business Officer during 2021 by (i) any one of them (X) after complying with the advance notice provision in his or her respective employment agreement, or (Y) for good reason (as defined in their respective employment agreement), or (ii) the Company without cause (as defined in their respective employment agreement), the bonus under their respective Plans would be determined on the following basis: (a) all numbers under the “Target” column of the Plans would be reduced by a percentage equal to the percent of the year remaining after the date of termination of employment, and (b) for the Chief Executive Officer, the 1.0 and 2.0 multiplier under the “Target” column of the Plan would be multiplied by his annual base salary for the part of the year prior to the date of termination of employment, (c) for the Chief Financial Officer, the 0.7 and 1.4 multiplier under the “Target” column of the Plan would be multiplied by his annual base salary for the part of the year prior to the date of termination of employment, and (d) (c) for the Chief Business Officer, the 0.6 and 1.2 multiplier under the “Target” column of the Plan would be multiplied by her annual base salary for the part of the year prior to the date of termination of employment. In the event of a “change of control” (as defined in their respective employment agreements) and termination of employment thereafter, the Chief Executive Officer, Chief Financial Officer and Chief Business Officer shall be entitled to an annual bonus at the higher of (a) 1.0 of “Target” for the Chief Executive Officer, an annual bonus at 0.7 of “Target” for the Chief Financial Officer, and an annual bonus at 0.6 of “Target” for the Chief Business Officer, or (b) the pro rata achievement of the annual bonus in accordance with the calculation for the period up to the date of termination for each of them pursuant to the terms of their respective Plans.

The following is a more detailed description of the Plans as applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Chief Business Officer.

Chief Executive Officer

Weight	Objective	Target	Payout
35%	Revenues
0 if Actual Revenue is less than or equals 85% of a specified 2021 revenue target approved by the Board (the “2021 Revenue Target”)
1.0 if Actual Revenue equals 100% of the 2021 Revenue Target
2.0 if Actual Revenue equals or is greater than 110% of the 2021 Revenue Target
Payout is linear between points
25%	Non-GAAP Gross Margin
0 if Non-GAAP Gross Margin is less than or equals a specified percentage
1.0 if Non-GAAP Gross Margin equals a specified percentage
2.0 if Non-GAAP Gross Margin equals or is greater than a specified percentage
Payout is linear between points
20%	EBITDA	0 if EBITDA is less than or equals a specified amount 1.0 if EBITDA equals a specified amount 2.0 if EBITDA equals or is greater than a specified amount	Payout is linear between points
20%	Compensation Committee Discretion
Committee will apply its discretion based primarily on its evaluation of how management has performed in positioning the company for future success and stockholder value enhancement. The discretionary bonus is in the range of 0% to 40% of annual salary.

Chief Financial Officer

Weight	Objective	Target	Payout
35%	Revenues	0 if Actual Revenue is less than or equals the 2021 Revenue Target 0.7 if Actual Revenue equals the 2021 Revenue Target 1.4 if Actual Revenue equals or is greater than the 2021 Revenue Target	Payout is linear between points
25%	Non-GAAP Gross Margin
0 if Non-GAAP Gross Margin is less than or equals a specified percentage
0.7 if Non-GAAP Gross Margin equals a specified percentage
1.4 if Non-GAAP Gross Margin equals or is greater than a specified percentage
Payout is linear between points
20%	EBITDA	0 if EBITDA is less than or equals a specified amount 0.7 if EBITDA equals a specified amount 1.4 if EBITDA equals or is greater than a specified amount	Payout is linear between points
20%	Compensation Committee Discretion
Committee will apply its discretion based primarily on its evaluation of how management has performed in positioning the company for future success and stockholder value enhancement. The discretionary bonus is in the range of 0% to 28% of annual salary.

Chief Business Officer

Weight	Objective	Target	Payout
30%	2021 Revenues	0 if Actual Revenue is less than or equals the 2021 Revenue Target 0.6 if Actual Revenue equals the 2021 Revenue Target 1.2 if Actual Revenue equals or is greater than the 2021 Revenue Target	Payout is linear between points
30%	2022 AOP Revenue Target
0 if Revenues in the annual operating plan for 2022 revenue target is less than or equals a specified target (the “2022 Revenue Target”)
0.6 if Revenue equals the 2022 Revenue Target
1.2 if Revenue equals or is greater than the 2022 Revenue Target
Payout is linear between points
20%	Non-GAAP Gross Margin
0 if Non-GAAP Gross Margin is less than or equals a specified percentage
0.6 if Non-GAAP Gross Margin equals a specified percentage
1.2 if Non-GAAP Gross Margin equals or is greater than a specified percentage
Payout is linear between points
20%	Compensation Committee Discretion
Committee will apply its discretion based primarily on its evaluation of how management has performed in positioning the company for future success and stockholder value enhancement. The discretionary bonus is in the range of 0% to 24% of annual salary.

Due to their strategic significance, the Company believes that the disclosure of the 2021 Revenue Target, the 2022 Revenue Target, the 2021 Non-GAAP Gross Margin targets and the 2021 EBITDA targets would cause future competitive harm to the Company and therefore are not disclosed.

PSU Grant for Chief Executive Officer

Also on March 2, 2021, the Committee approved a performance-based restricted stock unit (“PSU”) award to Mr. Elyakim. The Committee approved a grant of 50,000 PSUs with eligibility to receive up to 75,000 PSUs (the “PSU Grant”) upon the achievement of the following performance goals:

Number of Shares	Grant type	Criteria	Comments
50,000	PSUs
Performance Criteria I: Total revenues for 2021 meet a specified amount.

Performance Criteria II: Total revenues for 2021 meet or exceed a specified amount.

0% of PSU grant if Performance Criteria 85% or below Performance Criteria I

100% of PSU grant if Performance Criteria I is met

150% of PSU grant if Performance Criteria II is met.
Payout is linear between 0, 100% and 150% criteria

Vesting for the PSU Grant is triggered immediately after either Performance Criteria I or Performance Criteria II is met and the Corporation’s independent auditors complete its audit of the Corporation’s financial results for fiscal year 2021. In the event vesting for the PSU Grant is triggered, 25% of the PSUs shall vest on the first year anniversary of March 1, 2021 with the remaining PSUs vesting 6.25% quarterly thereafter.

In the event of a termination by the Corporation “without Cause” or resignation by Mr. Elyakim for “Good Reason” that is either within 6 months prior to, or 12 months following, a “change of control” (as such terms are defined in Mr. Elyakim’s employment agreement) prior to December 31, 2021, Mr. Elyakim shall be entitled to earn his PSU grant based on the higher of  (a) PSUs based on Performance Criteria I at 100%, or (b) in the event actual revenues achieved by the Corporation on a pro-rated basis exceed Performance Criteria I on a pro-rated basis, then linear payout up to Performance Criteria II shall apply.

The PSU Grant is made pursuant to the terms and conditions of the Company’s 2012 Stock Incentive Plan (the “Plan”).

Due to their strategic significance, the Company believes that the disclosure of the various performance goals of the PSU Grant would cause future competitive harm to the Company and therefore are not disclosed.

The foregoing description of the PSU Grant is qualified in its entirety by reference to the complete text of the PSU agreement for such award which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

RSU Grants to Executive Officers

Furthermore, on March 2, 2021, the Committee approved restricted stock unit (“RSU”) awards to each of the Company’s Chief Executive Officer, Chief Financial Officer and Chief Business Officer in the following amounts. 25% of the RSUs for each of the awards shall vest on the first year anniversary of March 1, 2021 with the remaining RSUs vesting 6.25% quarterly thereafter.

Name	Number of RSUs
Ofer Elyakim	50,000
Dror Levy	35,000
Tali Chen	33,000

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1         Performance-Based Restricted Stock Unit Agreement for Ofer Elyakim, Chief Executive officer (portions of this exhibit is redacted).
104          Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: March 5, 2021	By:	/s/ Dror Levy
Dror Levy Chief Financial Officer and Secretary